                                                     REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            XEROX CREDIT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   06-1024525
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            100 FIRST STAMFORD PLACE
                                 P.O. BOX 10347
                        STAMFORD, CONNECTICUT 06904-2347
                                 (203) 325-6600
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICER)
                           -------------------------
                                MARTIN S. WAGNER
                              ASSISTANT SECRETARY
                               XEROX CORPORATION
                                 P.O. BOX 1600
                        STAMFORD, CONNECTICUT 06904-1600
                                 (203) 968-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:

                                 JOHN W. WHITE
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

   From time to time after the effective date of this Registration Statement.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the initial offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
                 TITLE OF EACH CLASS OF                      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING
              SECURITIES TO BE REGISTERED                    REGISTERED(1)           UNIT(2)             PRICE(2)
Debt Securities.........................................    $2,500,000,000            100%            $2,500,000,000


                 TITLE OF EACH CLASS OF                        AMOUNT OF
              SECURITIES TO BE REGISTERED                  REGISTRATION FEE
Debt Securities.........................................       $695,000

(1) Subject to Rule 462(b) under the Securities Act, in no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $2,500,000,000, or if any securities are issued in any foreign currency units, the U.S. dollar equivalent of $2,500,000,000. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).
                            ------------------------
    THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                      SUBJECT TO COMPLETION APRIL 9, 1999

PROSPECTUS

                            XEROX CREDIT CORPORATION
                            100 FIRST STAMFORD PLACE
                          STAMFORD, CONNECTICUT 06904
                                 (203) 325-6600

                                 $2,500,000,000

                                DEBT SECURITIES

--------------------------------------------------------------------------------

             WE WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN
                        SUPPLEMENTS TO THIS PROSPECTUS.

               YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT
                          CAREFULLY BEFORE YOU INVEST.
--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

             The date of this prospectus is                , 1999.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ABOUT THIS PROSPECTUS

     This Prospectus is part of a Registration Statement that we have filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time over approximately the next two years, sell any combination of the securities described in this Prospectus in one or more offerings up to a total dollar amount of $2,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

     This Prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information".

     You should rely only on the information provided in this Prospectus and in any prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover page of the documents.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

     The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 (other than the information required by paragraphs (k) and (l) of Section 229.402 of Regulation S-K) or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

           --  Annual Report on Form 10-K for the year ended December 31, 1998.

     You may request a copy of these filings at no cost, by writing to or telephoning BankBoston, N.A., P.O. Box 8038, Boston, Massachusetts 02266-8038, telephone (800) 828-6396, E-mail at website www.equiserv.com.

     If you have questions about interest or principal payments, current interest rates, calls for redemption, CUSIP numbers, registration status and other similar matters relating to Debt Securities that have been issued under this registration statement, please contact our issuing and paying agent for the securities, Citibank, N.A. at 111 Wall Street, Fifth Floor, Zone 1, New York, NY 10043, telephone (212) 657-5764.

                                  THE COMPANY

     We are engaged in financing long-term accounts receivable arising out of equipment sales by Xerox Corporation ("Xerox") to its Document Processing customers throughout the United States. Contract terms on these accounts receivable range primarily from two to five years. In 1990, we discontinued our real-estate development and related real-estate financing businesses and our third-party financing and leasing businesses.

     Pursuant to a Support Agreement between Xerox and us (the "Support Agreement"), Xerox has agreed to retain 100% ownership of our voting capital stock and make periodic payments to us to the extent necessary to ensure that our annual pre-tax earnings available for fixed charges equal at least 1.25 times our fixed charges. The Support Agreement specifically provides that Xerox is not directly or indirectly guaranteeing any of our indebtedness, liabilities or obligations. The Support Agreement may not be terminated or modified while any Debt Securities are outstanding. The calculation of annual earnings available for fixed charges under the Support Agreement differs from the calculation of the ratio of earnings to fixed charges in the table below, which has been calculated in accordance with the Regulations of the Commission. Under the Support Agreement, the results of discontinued operations are included whereas under the Commission's Regulations such results are excluded.

     We are a Delaware corporation with our principal executive offices located at 100 First Stamford Place, P.O. Box 10347, Stamford, Connecticut 06904-2347, telephone: (203) 325-6600. All of our outstanding capital stock is owned by Xerox Financial Services, Inc., a holding company which is wholly-owned by Xerox.

               RATIO OF EARNINGS TO FIXED CHARGES OF THE COMPANY

     The following table shows the ratio of earnings to fixed charges for the periods indicated.

                                                              YEARS ENDED DECEMBER 31,
                                                        ------------------------------------
                                                        1998    1997    1996    1995    1994
                                                        ----    ----    ----    ----    ----
Ratio of earnings to fixed charges(1).................  1.57    1.57    1.60    1.54    1.73

---------------
(1) The ratio of earnings to fixed charges has been computed by dividing total earnings available for fixed charges by total fixed charges. Debt has been assigned to discontinued operations based on the net assets of the discontinued operations and the debt to equity ratios in accordance with our internal policy. Beginning in 1995, the amount of interest expense that would have been allocated to discontinued operations was insignificant and is therefore now being reported within continuing operations and included in the fixed charges. Discontinued operations consist of our third-party financing and real estate businesses.

                          INFORMATION CONCERNING XEROX

     Xerox Corporation is The Document Company and a leader in the global document market, providing document solutions that enhance business productivity. Xerox distributes its products in the Western Hemisphere through divisions and wholly-owned subsidiaries. In Europe, Africa, the Middle East and parts of Asia including India, China and Hong Kong, Xerox distributes through a number of direct and indirect wholly-owned European subsidiaries. Fuji Xerox Co., Limited, an unconsolidated entity jointly owned by Xerox Limited and Fuji Photo Film Company Limited, develops, manufactures and distributes document processing products in Japan and the Pacific Rim. Japan represents approximately 90 percent of Fuji Xerox revenues, and Australia, New Zealand, Singapore, Malaysia and Korea represent the remaining 10 percent. Fuji Xerox conducts business in other Pacific Rim countries through joint ventures and our distributors. For the year ended December 31, 1998, Xerox' international operations accounted for 48 percent of Document Processing revenues.

     In the past, Xerox engaged in Insurance and Other Financial Services ("IOFS") businesses. In 1993, however, Xerox announced its decision to sell or otherwise disengage from these businesses. Since 1995, Xerox has sold all five of the remaining Talegen Holdings, Inc. ("Talegen") insurance companies and three related service companies, effectively completing its disengagement strategy from the Talegen companies. The results of Xerox' Insurance operations have been accounted for as discontinued operations and the Document Processing business has been the only component of continuing operations since 1995.

     Xerox' Document Processing activities encompass developing, manufacturing, marketing, servicing and financing a complete range of document processing products and solutions designed to make offices around the world more productive. Xerox helps customers make documents better, make better documents, and work better with documents.

     Xerox creates customer value by providing innovative document technologies, products, systems, services and solutions that allow its customers to:

     - Move easily within and between the electronic and paper forms of documents.

     - Scan, store, retrieve, view, revise and distribute documents electronically anywhere in the world.

     - Print or publish documents on demand, at the point closest to their needs, including those locations of our customers' customers.

     - Integrate the currently separate modes of producing documents, such as the data center, production publishing and office environments into a seamless, user-friendly enterprise-wide document systems network -- with technology acting as an enabler.

     Xerox offers its document processing customers financing of their purchases of Xerox equipment primarily through Xerox Credit Corporation in the United States, largely by wholly-owned financing subsidiaries in Europe, and through divisions in Canada and Latin America. While competition for this business from banks and other finance companies remains extensive, Xerox actively markets its equipment financing services on the basis of customer service, convenience and competitive rates. On average, 75 to 80 percent of equipment sales are financed through Xerox.

     Xerox is a New York corporation with its principal executive offices located at 800 Long Ridge Road, Stamford, Connecticut 06904, telephone (203) 968-3000.

                  RATIOS OF EARNINGS TO FIXED CHARGES OF XEROX

     The following table shows the ratios of earnings to fixed charges of Xerox for the periods indicated.

                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                        1998    1997    1996    1995    1994
                                                        ----    ----    ----    ----    ----
Ratio of earnings to fixed charges(1)(2)..............  1.80*   3.64    3.71    3.54    3.23

---------------
(1) The ratio of earnings to fixed charges has been computed based on Xerox' continuing operations by dividing total earnings available for fixed charges, excluding capitalized interest and preferred stock dividends of subsidiaries, by total fixed charges. Fixed charges consist of interest, including capitalized interest and preferred stock dividends of subsidiaries, and one-third of rent expense as representative of the interest portion of rentals. Debt has been assigned to discontinued operations based on historical levels assigned to the businesses when they were continuing operations adjusted for subsequent paydowns. Discontinued operations consist of Xerox' Insurance, Other Financial Services and Third Party Financing and Real Estate businesses.

(2) Xerox' ratio of earnings to fixed charges includes the effect of its finance subsidiaries, which primarily finance Xerox equipment. Financing businesses are more highly leveraged and, therefore, tend to operate at lower earnings to fixed charges ratio levels than do nonfinancial businesses.

  * Excluding the effects of the charges recorded in connection with the 1998 restructuring plan, the ratio of earnings to fixed charges would be 3.55.

                                USE OF PROCEEDS

     We expect to use the net proceeds we receive from the sale of the debt securities offered by this Prospectus and the accompanying prospectus supplement(s) for general corporate purposes. General corporate purposes may include:

     - the repayment of debt, and

     - investments in or extensions of credit to our subsidiaries or subsidiaries of Xerox.

The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

                          THE SECURITIES WE MAY OFFER

     This Prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $2,500,000,000 of debt securities.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured general obligations, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities are together referred to in this prospectus as the "Debt Securities." The Senior Debt Securities will have the same rank as all of our other unsecured, unsubordinated debt. The Subordinated Debt Securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be entitled to payment only after payment of our Senior Indebtedness (as described below). The Subordinated Debt Securities will be effectively subordinated to our creditors (including trade creditors).

     The Senior Debt Securities will be issued in one or more series under an indenture dated as of April 1, 1999 between us and Citibank, N.A., as the trustee (the "Trustee") (as may be amended, supplemented or modified from time to time, the "Indenture"). The Subordinated Debt Securities will be issued under an indenture to be entered into between us and the trustee named in the prospectus supplement. We have summarized certain general features of the Debt Securities from the indentures. We encourage you to read the indentures (which are exhibits to the Registration Statement or, in the case of Subordinated Debt Securities, will be filed with the Commission prior to the time we offer any Subordinated Debt Securities) and our recent periodic and current reports that we file with the Commission. The following summaries of certain provisions of the indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"). Capitalized terms used but not defined shall have the meanings assigned to such terms in the indentures. References in parentheticals below to sections or articles are to Sections or Articles of the Indenture.

     The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the Debt Securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of Debt Securities, reference must be made to both the related prospectus supplement and to the following description.

     The indentures do not contain any covenants or provisions which may afford holders of Senior Debt Securities protection in the event that we engage in a highly leveraged transaction. No such transaction is contemplated. See "The Company" on page 3 of this Prospectus concerning Xerox' obligation to retain ownership of 100% of our voting capital stock and to make support payments to us under certain circumstances.

GENERAL

     The aggregate principal amount of Debt Securities that may be issued under the indentures is unlimited. The Debt Securities may be issued in one or more series. Reference is made to the applicable prospectus supplement for the following terms of the Debt Securities (if applicable):

     - title and aggregate principal amount;

     - indenture under which the Debt Securities are issued;

     - any applicable subordination provisions;

     - percentage or percentages of principal amount at which such securities will be issued;

     - maturity date(s);

     - interest rate(s) or the method for determining the interest rate(s);

     - dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

     - redemption or early repayment provisions;

     - authorized denominations;

     - form (registered and/or bearer);

     - amount of discount with which such securities will be issued;

     - whether such securities will be issued in whole or in part in the form of one or more global securities;

     - identity of the Depositary for global securities;

     - whether a temporary security is to be issued with respect to such series and, whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

     - the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial Interests in a definitive global security or for individual definitive securities and the terms upon which such exchanges may be made;

     - currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

     - time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

     - securities exchange(s) on which the securities will be listed;

     - whether any underwriter(s) will act as market maker(s) for the securities;

     - if not listed on a securities exchange and no underwriter(s) intends to make a market in the securities, the nature of the exchange market for the securities;

     - extent to which a secondary market for the securities is expected to develop;

     - additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable; and

     - additional terms not inconsistent with the provisions of the Indenture.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates ("Discount Securities"). One or more series of Debt Securities may be variable rate Debt securities that may be exchanged for fixed rate Debt Securities. Federal income tax consequences and special considerations applicable to any such series will be described in the applicable prospectus supplement.

     Debt Securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional Federal income tax considerations will be set forth in the prospectus supplement.

     The term "Debt Securities" includes Debt Securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

     We expect most Debt Securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. (Section 3.02) Subject to the limitations provided in the Indenture and in the prospectus supplement, Debt Securities which are issued in registered form may be transferred or exchanged at the office of the transfer agent maintained in the Borough of Manhattan, The City of New York or the Principal Corporate Trust Office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. (Section 3.05)

GLOBAL SECURITIES

     We expect the following provisions to apply to all Debt Securities.

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the prospectus supplement. Global Securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual Debt Securities, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Sections 3.01, 3.03 and 3.05)

     The specific terms of the depositary arrangement with respect to any Debt Securities of a series and the rights of and limitations upon owners of beneficial interests in a Global Security will be described in the prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of a Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by that Global Security for all purposes under the indenture governing those Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by that Global Security registered in their names, will not receive or be entitled to receive physical delivery of any Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such Debt Securities.

     Payments of principal, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing the Debt Securities. Neither we, the trustee for the Debt Securities, any paying agent (a "Paying Agent"), nor the Registrar for the Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made by the Depositary or any participants on account of beneficial ownership interests of the Global Security for the Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing the Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for the Debt Securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

     If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue definitive Debt Securities of that series in exchange for the Global Security or Securities representing that series of Debt Securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities, and, in such event, will issue definitive Debt Securities of that series in exchange for the Global Security or Securities representing that series of Debt Securities. If definitive Debt Securities are issued, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of definitive Debt Securities of the series represented by that Global Security equal in principal amount to that beneficial interest and to have the Debt Securities registered in its name. Definitive Debt Securities of any series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples of $1,000.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Each indenture provides that, if an Event of Default in respect of any series of Debt Securities shall have happened and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or a portion thereof in the case of certain Debt Securities issued with an original issue discount) of all the Debt Securities of that series to be immediately due and payable. (Section 7.02)

     Each indenture defines Events of Default in respect of any series of Debt Securities as:

     - default for 30 days in payment of any interest installment when due,

     - default in payment of principal of or premium, if any, (including accrued original issue discount, in the case of certain Debt Securities of such issuer issued with original issue discount) on, or any sinking fund installment or analogous obligation with respect to, Debt Securities of such series when due,

     - default for 90 days after notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding Debt Securities of such series in performance of any covenant in such indenture in respect of the Debt Securities of such series,

     - certain events of bankruptcy, insolvency and reorganization, and any other Event of Default provided for with respect to the Debt Securities of such series. (Section 7.01)

     The TIA provides that the trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities, give to the holders of that series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on, or any sinking fund installment or analogous obligation with respect to, any of the Debt Securities of that series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of that series. The term "default" for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

     Each indenture provides that the holders of a majority in principal amount of the outstanding Debt Securities of any series, subject to certain limitations, direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of the Debt Securities of that series. (Section 7.11)

     Each indenture contains provisions entitling the trustee, subject to the duty of the trustee during an Event of Default in respect of any series of Debt Securities to act with the required standard of care, to be indemnified by the holders of the Debt Securities of that series before proceeding to exercise any right or power under the indenture at the request of holders of those Debt Securities. (Section 8.01)

     Each indenture includes covenants that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 5.04)

     In certain cases, the holders of a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of that series, waive any past default or Event of Default, or compliance with certain provisions of the indenture, except for defaults not theretofore cured in the payment of the principal of, premium, if any, or interest on, or any sinking fund instalment or analogous obligation with respect to, any of the Debt Securities of that series and compliance with certain covenants. (Sections 5.07, 7.02 and 7.12)

     Each indenture provides that for purposes of calculating the principal amount of Debt Securities of any series denominated in a foreign currency or in units based on or relating to currencies thereunder, such principal amount shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of a spot rate of exchange, specified to the trustee by us in an Officers' Certificate, for such currency or currency units into United States dollars as of the date of any such calculation. (Section 1.15)

MODIFICATION OF THE INDENTURE

     Each indenture contains provisions permitting us and the trustee, with the consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of the affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of Debt Securities of that series. No supplemental indenture may, without the consent of the Holders of all of the affected Debt Securities, among other things:

     - change the maturity of any Debt Securities,

     - change the currency in which such Debt Securities are payable,

     - reduce the principal amount thereof or any premium thereon,

     - reduce the rate or extend the time of payment of interest thereon,

     - change the method of computing the amount of principal thereof on any date, or

     - reduce the percentage of holders of Debt Securities which must consent to any such supplemental indenture. (Section 9.02)

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

     The indenture shall generally cease to be of any further effect with respect to a series of Debt Securities if:

     - we have delivered to the trustee for cancellation all Debt Securities of that series (with certain limited exceptions) or

     - all Debt Securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all Debt Securities of that series (and if, in either case, we shall also pay or cause to be paid all other sums payable under the Indenture by us in respect of all Debt Securities of that series and deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent in the indenture have been complied with). (Section 11.01)

     The trustee shall hold in trust all money deposited with it as described above and shall apply the deposited money, in accordance with the provisions of the Debt Securities of the defeased series and the indenture, to the payment, either directly or through any Paying Agent, as the trustee may determine, to the Persons entitled thereto, of principal, premium, if any, and interest for whose payment such money has been deposited with the trustee. (Section 11.02)

GOVERNING LAW

     Each indenture and the Debt Securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York, and any successor statute or statutes).

PROVISIONS APPLICABLE ONLY TO SENIOR DEBT SECURITIES

  RANKING

     The Senior Debt Securities will be unsecured obligations, and will rank pari passu with all of our other unsecured and unsubordinated debt.

  COVENANTS

     Limitations on Liens. So long as any of the Senior Debt Securities are outstanding, we will not create or suffer to exist, or permit any of our Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of our properties or the properties of our Subsidiaries (other than "margin stock" as that term is defined in Regulation U issued by the Board of Governors of the Federal Reserve System), whether now owned or hereafter acquired, or assign, or permit any of our Subsidiaries to assign, any right to receive income, in each case to secure any Debt without making effective provision whereby all of the Senior Debt Securities of each series (together with, if we shall so determine, any of our other Debt or Debt of our Subsidiaries then existing or thereafter created which is not subordinate to the Senior Debt Securities) shall be equally and ratably secured with the indebtedness or obligations secured by such security. We or our Subsidiaries may create or suffer to exist any lien, security interest, charge, encumbrance or preferential arrangement of any kind in, of or upon any of our properties or assets or the property or assets of our Subsidiaries to secure any Debt or Debts in an aggregate amount at any time outstanding not greater than 20% of our Consolidated Net Worth. The foregoing restrictions shall not apply to any of the following:

     - deposits, liens or pledges arising in the ordinary course of business to enable us or any of our Subsidiaries to exercise any privilege or license or to secure payments of workers' compensation or unemployment insurance, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or statutory landlords' liens or to secure public or statutory obligations or surety, stay or appeal bonds, or other similar deposits or pledges made in the ordinary course of business;

     - liens imposed by law or other similar liens, if arising in the ordinary course of business, such as mechanic's, materialman's, workman's, repairman's or carrier's liens, or deposits or pledges in the ordinary course of business to obtain the release of such liens;

     - liens arising out of judgments or awards against us or any of our Subsidiaries in an aggregate amount not to exceed the greater of (a) 15% of the Consolidated Net Worth of Xerox or (b) the minimum amount which, if subtracted from such Consolidated Net Worth, would reduce such Consolidated Net Worth below $3.2 billion and, in each case, with respect to which we or our Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, or liens for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

     - liens for taxes if such taxes are not delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings, or minor survey exceptions or minor encumbrances, easements or restrictions which do not in the aggregate materially detract from the value of the property so encumbered or restricted or materially impair their use in the operation of our business or that of any Subsidiary owning such property;

     - liens in favor of any government or department or agency thereof or in favor of a prime contractor under a government contract and resulting from the acceptance of progress or partial payments under government contracts or subcontracts thereunder;

     - liens, security interests, charges, encumbrances, preferential arrangements and assignments of income existing on the date of the Indenture;

     - purchase money liens or security interests in property acquired or held by us or by any Subsidiary in the ordinary course of business to secure the purchase price thereof or indebtedness incurred to finance the acquisition thereof;

     - liens or security interests existing on property at the time of its acquisition;

     - liens incurred (no matter when created) in connection with any leveraged or single investor lease transactions engaged in by us or any Subsidiary, provided that the instrument evidencing any borrowings secured by such lien shall provide that such borrowings are payable solely out of the income and proceeds of the property subject to such lien and are not our corporate obligation or that of any of our Subsidiaries;

     - the replacement, extension or renewal of any of the foregoing; and

     - liens on any of our assets or those of any Subsidiary of up to $500,000,000 incurred in connection with the sale or assignment of our assets or those of that Subsidiary for cash where the proceeds are applied to repayment of our Debt or that of that Subsidiary and/or invested by us or by that

       Subsidiary in assets which would be reflected as receivables on our balance sheet or the balance sheet of that Subsidiary. (Section 5.06)

     "Consolidated Net Worth" means, at any time, as to a given entity, the sum of the amounts appearing on the latest consolidated balance sheet of such entity and its Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, as:

        - the par or stated value of all outstanding capital stock (including preferred stock),

        - capital paid-in and earned surplus or earnings retained in the business plus or minus cumulative translation adjustments,

        - any unappropriated surplus reserves, and

        - any net unrealized appreciation of equity investments,

less treasury stock, plus, in the case of Xerox, $600,000,000.

     "Debt" means:

     - indebtedness for borrowed money or for the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course with a maturity of not greater than 90 days),

     - obligations as lessee under capital leases,

     - obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to insure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in either of the immediately preceding bullet points, and

     - the amount of unfunded benefit liabilities, as defined in Section 4001
       (a)(18) of the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statute, under plans covered by Title IV thereof.

     "Subsidiary" means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of that corporation is at the time directly or indirectly owned by us and which is organized and existing under the laws of any State of the United States or the District of Columbia.

     CONSOLIDATION, MERGER OR SALE OF ASSETS. We shall not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:

     - the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is Xerox or a corporation all of the voting capital stock of which is directly or indirectly owned by Xerox, is organized in the United States and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Debt Securities and the performance of every covenant of the Indenture to be performed or observed by us; and

     - immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing. (Section 10.01)

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made shall succeed to and be substituted for us under the Indenture. (Section 10.02)

  CONCERNING THE TRUSTEE

     We may from time to time maintain credit facilities, and have other customary banking relationships with Citibank, N.A., the Trustee under the Indenture.

PROVISIONS APPLICABLE ONLY TO SUBORDINATED DEBT SECURITIES

     The Subordinated Debt Securities may be senior or junior to, or rank pari passu with, our other subordinated obligations and will be subordinated to all of our existing and future "Senior Indebtedness". Senior Indebtedness means, without duplication, the principal, premium (if any) and unpaid interest on all present and future:

     - indebtedness for borrowed money,

     - obligations evidenced by bonds, debentures, notes or similar instruments,

     - all obligations under

        (x) interest rate swaps, caps, collars, options and similar arrangements,

        (y) any foreign exchange contract, currency swap contract, futures contract, currency option contract or other foreign currency hedge, and

        (z) credit swaps, caps, floors, collars and similar arrangements,

     - indebtedness incurred, assumed or guaranteed by us in connection with the acquisition by us or a subsidiary of any business, properties or assets (except purchase-money indebtedness classified as accounts payable under generally accepted accounting principles),

     - obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles,

     - reimbursement obligations in respect of letters of credit relating to indebtedness or other obligations that qualify as indebtedness or obligations of the kind referred to in the first five bullet points above, and

     - obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in the first six bullet points above.

Subordinated Debt Securities will not be subordinated to any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation or pursuant to which it is outstanding provides that such indebtedness or obligation is not superior in right of payment to the Subordinated Debt Securities.

     Other provisions applicable to Subordinated Debt Securities will be described in a prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the Securities being offered hereby in any one or more of the following ways:

     - directly to investors,

     - to investors through agents,

     - to broker-dealers as principals,

     - through underwriting syndicates led by one or more managing underwriters as we may select from time to time, or

     - through one or more underwriters acting alone.

     If an underwriter or underwriters are utilized in the sale, the specific managing underwriter or underwriters with respect to the offer and sale of the offered securities are set forth on the cover of the prospectus supplement relating to such offered securities and the members of the underwriting syndicate, if any, are named in the prospectus supplement.

     Sales of the offered securities by underwriters may be in negotiated transactions, at a fixed offering price or at various prices determined at the time of sale. The prospectus supplement describes the method of reoffering by the underwriters. The prospectus supplement also describes the discounts and commissions to be allowed or paid to the underwriters, if any, all other items constituting underwriting compensation, the discounts and commissions to be allowed or paid to dealers, if any, and the exchanges, if any, on which the securities offered thereby will be listed.

     We may authorize underwriters to solicit offers by certain institutions to purchase Securities at the price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery at a future date.

     If any Securities are sold pursuant to an Underwriting Agreement, the several underwriters will ordinarily agree, subject to the terms and conditions set forth therein to purchase all the securities offered by the accompanying prospectus supplement if any of such securities are purchased. In the event of default by any underwriter, in certain circumstances, the purchase commitments may be increased or the Underwriting Agreement may be terminated.

     Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent, who may be deemed to be an underwriter as the term is defined in the Securities Act of 1933 (the "Act"), involved in the offer or sale of the offered securities in respect of which this Prospectus is delivered will be named, and any commissions payable by either of the Issuers to such agent set forth, in a prospectus supplement. Any such agent will ordinarily be acting on a best efforts basis.

     If a broker-dealer is utilized in the sale of the offered securities in respect of which this Prospectus is delivered, we will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, broker-dealers or underwriters may be entitled under agreements which may be entered into by us to indemnification or contribution in respect of certain civil liabilities, including liabilities under the Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

     The place and time of delivery for the offered securities in respect of which this Prospectus is delivered are set forth in the accompanying prospectus supplement.

     The offered securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the offered securities.

                                 LEGAL OPINIONS

     The validity of the Debt Securities to be offered will be passed upon by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of Xerox. Certain legal matters in connection with the offerings contemplated herein will be passed upon for the underwriters, agents or dealers, as the case may be, by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. Cravath, Swaine & Moore provides various legal services to Xerox and us from time to time.

                                    EXPERTS

     The consolidated financial statements and schedule of Xerox Credit Corporation and consolidated subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and elsewhere in the Registration Statement, in reliance upon the report set forth therein of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     The following statement sets forth the expenses to be borne by us in connection with the issuance and distribution of the Debentures.

Securities and Exchange Commission Registration Fee.........  $  695,000
Printing and Engraving......................................      75,000
Fees of legal counsel to Agents.............................      20,000
Fees of Issuers' Independent Auditors.......................      65,000
Trustee Fees and Expenses (including counsel fees)..........      60,000
Rating Agency Fees..........................................     700,000
                                                              ----------
     Total..................................................  $1,615,000
                                                              ==========

---------------
* The foregoing expenses, other than the Securities and Exchange Commission Registration Fee, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 145 of the General Corporation Law of Delaware.

ITEM 16.  EXHIBITS.

                                 EXHIBIT INDEX

(1)(a)   --   Form of Underwriting Agreement, incorporated by reference to
              Exhibit (1)(a) to Post-Effective Amendment No. 1 to the
              Company's Registration Statement on Form S-3, Registration
              No. 33-43470.
(1)(b)   --   Form of Selling Agency Agreement, incorporated by reference to Exhibit (1)(b) to Post-Effective Amendment No. 1 to the
              Company's Registration Statement on Form S-3, Registration
              No. 33-43470. The form of Selling Agency Agreement is hereby amended, effective April 9, 1999, by replacing an agent, and replacing all references to "U.S. $525,000,000" and "Series
              B" notes with "U.S. $2,500,000,000" and "Series G" notes,
              respectively.
(4)(a)   --   Form of Indenture, incorporated by reference to Exhibit
              (4)(a) to the Company's Registration Statement on Form S-3,
              Registration No. 33-61481.
(4)(b)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(b) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..
(4)(c)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(c) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..
(4)(d)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(d) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..

(4)(e)         --      Form of Debt Security, incorporated by reference to Exhibit (4)(e) to the Company's Registration
                       Statement on Form S-3, Registration No. 2-72851. The Form of Debt Security is hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..
(4)(f)         --      Form of Debt Security, incorporated by reference to Exhibit (4)(f) to the Company's Registration
                       Statement on Form S-3, Registration No. 2-72851. The Form of Debt Security is hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..
(4)(g)         --      Form of Debt Security, incorporated by reference to Exhibit (4) to the Company's Current Report on
                       Form 8-K dated September 29, 1983. The Form of Debt Security is hereby modified, effective as of
                       April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..
(4)(h)         --      Form of Debt Security, incorporated by reference to Exhibit (4) to the Company's Current Report on
                       Form 8-K dated March 13, 1984. The Form of Debt Security is hereby modified, effective as of April
                       9, 1999, by replacing all references to Chemical Bank with Citibank, N.A..
(4)(i)         --      Form of Debt Security, incorporated by reference to Exhibit (4) to the Company's Current Report on
                       Form 8-K dated May 2, 1985. The Form of Debt Security is hereby modified, effective as of April 9,
                       1999, by replacing all references to The Bank of New York with Citibank, N.A..
(4)(j)         --      Form of Debt Security, incorporated by reference to Exhibit (4) to the Company's Current Report on
                       Form 8-K dated January 27, 1987. The Form of Debt Security is hereby modified, effective as of April
                       9, 1999, by replacing all references to The Bank of New York with Citibank, N.A..
(4)(k)         --      Form of Debt Security, incorporated by reference to Exhibit (4) to the Company's Current Report on
                       Form 8-K dated July 27, 1993. The Form of Debt Security is hereby amended, effective April 9, 1999, by replacing an agent, and replacing all references to "U.S. $650,000,000" and "Series C" notes with
                       "U.S. $2,500,000,000" and "Series G" notes, respectively.
(4)(l)         --      Additional Forms of Debt Securities incorporated by reference to the Company's subsequently filed reports on Form 8-K.
(5)(a)         --      Opinion of Martin S. Wagner, Esq., as to legality of the Debt Securities and certain other legal matters.
(12)(a)        --      Computation of Ratio of Earnings to Fixed Charges of Xerox Credit Corporation.
(12)(b)        --      Computation of Ratio of Earnings to Fixed Charges of Xerox Corporation.
(23)(a)        --      Consent of Independent Auditors (see page II-5).
(23)(b)        --      Consent of Martin S. Wagner, Esq. (see Exhibit 5(a)).
(24)(a)        --      Certified Resolution of the Board of Directors of Xerox Credit Corporation.
(24)(b)        --      Power of Attorney of Xerox Credit Corporation.
(25)           --      Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1 of
                       Citibank, N.A., to act as Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (1) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford and State of Connecticut, on the 9th day of April, 1999.

                                          XEROX CREDIT CORPORATION
                                          (Registrant)

                                          By:     /s/ EUNICE M. FILTER

                                            ------------------------------------
                                                       (President and
                                                  Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 9, 1999.

                SIGNATURE                                                 TITLE
                ---------                                                 -----
Principal Executive Officer:
  EUNICE M. FILTER*                         President, Chief Executive Officer and Director
Principal Financial Officer:
  GEORGE R. ROTH*                           Vice President, Treasurer and Chief Financial Officer
Principal Accounting Officer:
  DANIEL S. MARCHIBRODA*                    Controller
Directors:
  DONALD R. ALTIERI*
  BARRY D. ROMERIL*

* By:  /s/ MARTIN S. WAGNER

     ----------------------------
          (Martin S. Wagner,
          Attorney-in-fact)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
  Xerox Credit Corporation:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

                                          KPMG LLP

Stamford, Connecticut
April 9, 1999

                                 EXHIBIT INDEX

(1)(a)   --   Form of Underwriting Agreement, incorporated by reference to
              Exhibit (1)(a) to Post-Effective Amendment No. 1 to the
              Company's Registration Statement on Form S-3, Registration
              No. 33-43470.
(1)(b)   --   Form of Selling Agency Agreement, incorporated by reference to Exhibit (1)(b) to Post-Effective Amendment No. 1 to the
              Company's Registration Statement on Form S-3, Registration
              No. 33-43470. The form of Selling Agency Agreement is hereby amended, effective April 9, 1999, by replacing an agent, and replacing all references to "U.S. $525,000,000" and "Series
              B" notes with "U.S. $2,500,000,000" and "Series G" notes,
              respectively.
(4)(a)   --   Form of Indenture, incorporated by reference to Exhibit
              (4)(a) to the Company's Registration Statement on Form S-3,
              Registration No. 33-61481.
(4)(b)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(b) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A.
(4)(c)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(c) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A.
(4)(d)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(d) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A.
(4)(e)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(e) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A.
(4)(f)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4)(f) to the Company's Registration Statement on Form S-3,
              Registration No. 2-72851. The Form of Debt Security is
              hereby modified, effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A.
(4)(g)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4) to the Company's Current Report on Form 8-K dated
              September 29, 1983. The Form of Debt Security is hereby
              modified, effective as of April 9, 1999, by replacing all
              references to Chemical Bank with Citibank, N.A.
(4)(h)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4) to the Company's Current Report on Form 8-K dated March
              13, 1984. The Form of Debt Security is hereby modified,
              effective as of April 9, 1999, by replacing all references to Chemical Bank with Citibank, N.A.
(4)(i)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4) to the Company's Current Report on Form 8-K dated May 2,
              1985. The Form of Debt Security is hereby modified,
              effective as of April 9, 1999, by replacing all references to The Bank of New York with Citibank, N.A.
(4)(j)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4) to the Company's Current Report on Form 8-K dated
              January 27, 1987. The Form of Debt Security is hereby
              modified, effective as of April 9, 1999, by replacing all
              references to The Bank of New York with Citibank, N.A.

(4)(k)   --   Form of Debt Security, incorporated by reference to Exhibit
              (4) to the Company's Current Report on Form 8-K dated July
              27, 1993. The Form of Debt Security is hereby amended,
              effective April 9, 1999, by replacing an agent, and
              replacing all references to "U.S. $650,000,000" and "Series
              C" notes with "U.S. $2,500,000,000" and "Series G" notes,
              respectively.
(4)(l)   --   Additional Forms of Debt Securities incorporated by
              reference to the Company's subsequently filed reports on
              Form 8-K.
(5)(a)   --   Opinion of Martin S. Wagner, Esq., as to legality of the
              Debt Securities and certain other legal matters.
(12)(a)  --   Computation of Ratio of Earnings to Fixed Charges of Xerox
              Credit Corporation.
(12)(b)  --   Computation of Ratio of Earnings to Fixed Charges of Xerox
              Corporation.
(23)(a)  --   Consent of Independent Auditors (see page II).
(23)(b)  --   Consent of Martin S. Wagner, Esq. (see Exhibit 5(a)).
(24)(a)  --   Certified Resolution of the Board of Directors of Xerox
              Credit Corporation.
(24)(b)  --   Power of Attorney of Xerox Credit Corporation.
(25)     --   Statement of Eligibility and Qualification under the Trust
              Indenture Act of 1939 on Form T-1 of Citibank, N.A., to act
              as Trustee under the Indenture.